Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 1 to Registration Statement on Form S-1 (No. 333-194932) on Form S-3 of Magnum Hunter Resources Corporation of

(i)            our report dated February 29, 2012 (except for Note 18 and Note 2 as to which the dates are January 11, 2013 and November 27, 2013, respectively), relating to our audit of the consolidated financial statements of Magnum Hunter Resources Corporation, which appears in the Annual Report on Form 10-K of Magnum Hunter Resources Corporation for the year ended December 31, 2013; and

(ii)           our report dated January 11, 2013, relating to our audit of the financial statements of PRC Williston, LLC, , which appears in the Annual Report on Form 10-K of Magnum Hunter Resources Corporation for the year ended December 31, 2013.

We also consent to the references to our firm under the caption “Experts” in the Prospectus, which is part of this Registration Statement.

Hein & Associates LLP

Dallas, Texas

August 26, 2014